Exhibit 99

[THE BEARD COMPANY LOGO]

     THE BEARD COMPANY                                     News Release
     Enterprise Plaza, Suite 320
     5600 North May Avenue
     Oklahoma City, Oklahoma 73112                    Herb Mee, Jr., President
     (405) 842-2333    OTCBB:  BRCO

                                THE BEARD COMPANY
                              REPORTS 2002 RESULTS

FOR IMMEDIATE RELEASE:  Friday, April 11, 2003

     Oklahoma City, Oklahoma --- The Beard Company today announced its financial results for 2002. The Company reported a net loss of $4,614,000, or $2.52 per share, on revenues of $469,000, compared with a net loss of $2,321,000, or $1.27 per share, on revenues of $602,000 for 2001.

     2002 continuing operations resulted in a loss of $4,391,000, or $2.40 per share, while discontinued operations produced a net loss of $223,000, or $0.12 per share. 2001 resulted in a loss of $1,453,000, or $0.79 per share, from continuing operations and a net loss of $868,000, or $0.48 per share, from discontinued operations.

     Herb Mee, Jr., President, stated: "Losses from continuing operations in 2002 were severely impacted by an impairment of $872,000 primarily related to the Company's investment in China and by an impairment in the amount of $1,561,000 as a result of the requirement to adopt FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets for the 2002 fiscal year."

     "The Company's recurring losses and negative cash flows from operations have raised substantial doubt with our independent auditors about the Company's ability to continue as a going concern," Mee continued. "Although our auditors have raised a valid concern, the Company remains in compliance on all of its debt obligations, and believes that the funds available on its existing line of credit, coupled with expected proceeds from the sale of assets, will be adequate to carry it until the anticipated McElmo Dome settlement of more than $3,900,000 is received. The distribution of settlement proceeds will be delayed until all appeal periods have run. Although there is still the possibility the U.S. Supreme Court could overturn the settlement, we think this is unlikely and continue to believe that the settlement will become final in the May-June time frame at the earliest and the July-August time frame at the latest."

     The Beard Company's common stock is traded on the OTC Bulletin Board under the symbol: BRCO. Its operations consist principally of coal reclamation activities, carbon dioxide (CO2) gas production, the construction of composting plants in China, and its e-commerce activities related to the development of starpay(TM)'s patent-pending payment system for use on the Internet.

                                                   THE BEARD COMPANY
                                                Statements of Operations
                                                  For the Three Months                        For the Year
                                                   Ended December 31,                      Ended December 31,
                                                      (Unaudited)                              (Audited)
                                           ---------------------------------      ------------------------------------
                                                 2002             2001                 2002                  2001
                                           ---------------    --------------      ----------------    ----------------
Revenues...................................      $121,000          $122,000              $469,000            $602,000
Expenses...................................     2,147,000           514,000             3,526,000           1,974,000
                                           ---------------    --------------      ----------------    ----------------

Operating loss............................     (2,026,000)         (392,000)           (3,057,000)         (1,372,000)
Other income (expense)....................     (1,028,000)          (68,000)           (1,365,000)           (154,000)
                                           ---------------    --------------      ----------------    ----------------

Loss before income taxes..................     (3,054,000)         (460,000)           (4,422,000)         (1,526,000)
Income tax benefit........................         31,000            13,000                31,000              73,000
                                           ---------------    --------------      ----------------    ----------------

Loss from continuing operations...........     (3,023,000)         (447,000)           (4,391,000)         (1,453,000)

Loss from discontinued operations.........        (42,000)         (352,000)             (223,000)           (868,000)
                                           ---------------    --------------      ----------------    ----------------

Net loss..................................    ($3,065,000)        ($799,000)          ($4,614,000)        ($2,321,000)
                                           ===============    ==============      ================    ================

Net  loss per average common share outstanding:
     Basic and diluted:
     Loss from continuing operations......         ($1.66)           ($0.24)               ($2.40)             ($0.79)
     Loss from discontinued operations....         ($0.02)           ($0.19)               ($0.12)             ($0.48)
                                           ---------------    --------------      ----------------    ----------------
     Net loss.............................         ($1.68)           ($0.44)               ($2.52)             ($1.27)
                                           ===============    ==============      ================    ================
Weighted average common shares outstanding -
     basic and diluted....................      1,829,000         1,829,000             1,829,000           1,829,000
                                           ===============    ==============      ================    ================
---------------

(1)  Loss per  common  share  for 2002 and 2001  were  determined  by  dividing  the net loss  attributable  to  common shareholders by the weighted average number of shares of common stock outstanding during the periods.

(2)  Statements regarding future profitability and operations,  including the timing of those activities,  are "forward looking  statements"  within the meaning of the Private  Securities  Litigation Reform Act. The statements involve risks that could  significantly  impact The Beard Company.  These risks  include,  but are not limited to, adverse general economic  conditions,  unexpected costs or delays or other unexpected  events, as well as risks related to the McElmo Dome settlement and other risks discussed in detail in The Beard Company's  filings with the Securities and Exchange Commission.



Fax Number (405) 842-9901                                Email: hmeebeardco.com

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